EXHIBIT 4.2
THIRD AMENDMENT TO THE RESTRUCTURING AGREEMENT
This Third Amendment (the “Third Amendment”) to the Restructuring Agreement is entered into as of this 25th day of March, 2008, by and among:
(a) Compañía de Inversiones de Energía S.A. (the “Company” or “CIESA”);
(b) Petrobras Energía S.A. and Petrobras Hispano Argentina S.A., each jointly and severally with the other (these parties jointly referred to herein as “PESA”);
(c) Enron Pipeline Company Argentina S.A. (“EPCA”);
(d) ABN AMRO BANK N.V., Sucursal Argentina, solely in its capacity as trustee of the MSA Trust (the “MSA Trustee”); and
(e) AEI (formerly known as Ashmore Energy International) as assignee and holder of 100% of the Existing Debt Obligations of the Equity Option Consenting Creditors and, therefore, the Majority Consenting Creditor (the “Equity Option Consenting Creditor” and, together with the Company, PESA, EPCA, and the MSA Trustee are each a “Party” and collectively, the “Parties”).
RECITALS
(i) WHEREAS, the Parties and other Consenting Creditors entered into a Restructuring Agreement dated as of September 1st, 2005, as amended by the Amendment and the Second Amendment (the “Restructuring Agreement”) to restructure all the unsecured financial debt of the Company. The consummation of the transactions contemplated in the Restructuring Agreement is subject to, among other conditions precedent, the authorization and approval of the ENARGAS which to this date is still pending;
(ii) WHEREAS, Section 9.3. (a) of the Restructuring Agreement provides that if the Consenting Creditors Consummation Date shall not have occurred prior to December 31, 2007 the Company or the Majority Consenting Creditors may terminate the Restructuring Agreement (the “Termination Right”);
(iii) WHEREAS the Parties are willing to continue with their efforts to obtain the Regulatory Approvals;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in the Restructuring Agreement and herein, the Parties hereto agree as follows:
1. Definitions and Interpretation.
In this Third Amendment, unless otherwise defined herein, capitalized words or terms which are defined in the Restructuring Agreement shall have the meaning ascribed to them in such agreements and, unless the context otherwise requires, every reference in this Third Amendment to Sections shall be references to Sections of the Restructuring Agreement, as the case may be.
2. Amendment to Section 9.3 (a) of the Restructuring Agreement.
Paragraph (a) of Section 9.3 is hereby amended and replaced ab initio by including the following language in italics (only for identification purposes for the ENARGAS) as if it had originally been written as follows:
“(a) the Consenting Creditors Consummation Date shall have not occurred prior to December 31, 2008.”

3. Continuing Effect; No Other Amendments.
Except as expressly amended hereby, all of the terms of the Restructuring Agreement shall remain in full force and effect. The amendment provided for herein is limited to the specific Section of the Restructuring Agreement specified herein and shall not constitute an amendment of any other provisions of the Restructuring Agreement or the Section. The amendments introduced to the Restructuring Agreement herein shall become effective as from the signing of this Amendment by the Parties hereto.
IN WITNESS WHEREOF, each of the Parties hereto has caused this Third Amendment to the Restructuring Agreement to be executed by its duly authorized officers as of the date first above written.

COMPAÑÍA DE INVERSIONES DE ENERGIA S.A.

By:	/s/ Joao Bezerra

Name: Joao Bezerra
Title: Attorney
Date: March 25, 2008

PETROBRAS ENERGÍA S.A.

By:	/s/ Joao Bezerra

Name: Joao Bezerra
Title: Attorney
Date: March 25, 2008

PETROBRAS HISPANO ARGENTINA S.A.

By:	/s/ Nicolas Mordeglia

Name: Nicolas Mordeglia
Title: Attorney
Date: March 25, 2008

ENRON PIPELINE COMPANY ARGENTINA S.A.

By:	/s/ Eduardo Ojea Quintana

Name: Eduardo Ojea Quintana
Title: Attorney
Date: March 25, 2008

ABN AMRO BANK N.V., Sucursal Argentina
as trustee of the MSA Trust

By:	/s/ P. Fernandez Ranvier

Name: P. Fernandez Ranvier
Title: Attorney
Date: March 25, 2008

AEI

By:	/s/ Pablo Ferrero

Name: Pablo Ferrero
Title: Attorney
Date: March 25, 2008